EXHIBIT 99.1

Ascent Solar Announces Resignation of Director

[Littleton, CO] Ascent Solar Technologies, Inc., (NASDAQ: ASTI; BSX: AKC) announced today that Mark Waller resigned from its Board of Directors effective November 30, 2006.  The company will immediately begin a search for a candidate to fill the vacant Board position.

In his letter of resignation, Mark Waller stated “it has been a real pleasure to serve as a Director on the Ascent Solar Board and I am certain the company will continue to make great strides forward. Unfortunately, my position as a member of the Ascent Solar Board has become too restrictive and potentially conflicting with my principal business as a financial advisor to other companies particularly within the energy sector.  I feel it is appropriate for me to depart at this time so that I can more freely pursue opportunities within the exciting and growing field of energy.”  Ascent Solar plans to use Mr. Waller’s services from time to time on a consulting basis.

Ascent Solar President and CEO, Matthew Foster stated “we are saddened by Mark’s departure, but we also understand his decision and commend his integrity and high standards of business conduct. Mark has been an invaluable resource who has served Ascent Solar in exceptional fashion from its very beginnings. He will be greatly missed as a director, but we look forward to retaining him as a consultant to the company.”

About Ascent Solar Technologies:

Ascent Solar Technologies, Inc. is a developer of state-of-the-art, thin-film photovoltaic materials and modules and is located in Littleton, Colorado. Please visit our website for additional information at www.ascentsolar.com.

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expresses or implied by such forward-looking statements.  In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission.

Contact Ascent Solar Technologies, Inc.:
PR Financial Marketing LLC
(Investor Relations)
Jim Blackman
713-256-0369
jimblackman@prfinancialmarketing.com
or
Media Contact:
Brand Fortified Public Relations
Kelly Brandner, 303-289-4303
kellybrandner@msn.com